EXHIBIT 4.1

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

   We consent to the reference to our firm under the caption
"Experts-Independent Registered Public Accounting Firm" and to the use of our report dated September 5, 2007 in the Amendment No. 1 to the Registration Statement (File No. 333-145381) and related Prospectus of Claymore Securities Defined Portfolios, Series 426.



                                                          /s/ Grant Thornton LLP
                                                          ----------------------
                                                              GRANT THORNTON LLP


Chicago, Illinois
September 5, 2007